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                                                                   EXHIBIT 10.18


                             CONSULTING AGREEMENT
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Agreement made as of the First day of November, 1996 by and between CHRISS
STREET & COMPANY, a California corporation maintaining its principal offices at 1111 Bayside Drive, Corona del Mar, California 92625 (hereinafter referred to as "Consultant") and STREAMLOGIC CORPORATION, a Delaware corporation maintaining its principal offices at 21329 Nordhoff Street, Chatsworth, California 91311 (hereinafter referred to as "STREAMLOGIC CORPORATION").

                                  WITNESSETH:
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WHEREAS, STREAMLOGIC CORPORATION develops and markets leading-edge video delivery, digital media storage, and networking RAID and data management solutions; and

WHEREAS, STREAMLOGIC CORPORATION is desirous of obtaining business and financial advisory services; and

WHEREAS, Consultant is engaged in the business of providing and rendering business and financial advisory services, has knowledge, expertise and personnel to render the requisite services to STREAMLOGIC CORPORATION.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

1.  Duties of Consultant. Consultant shall, at the request of STREAMLOGIC
    --------------------
CORPORATION, upon reasonable notice, render the following services to STREAMLOGIC CORPORATION.

(a) Consulting Services.  Consultant will provide such financial consulting
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services and advice pertaining to STREAMLOGIC CORPORATION's business affairs as
STREAMLOGIC CORPORATION may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist STREAMLOGIC CORPORATION in developing, studying and evaluating, corporate restructuring and repositioning proposals and assist in negotiations and discussions pertaining thereto.

2.  Compensation.  For the services to be rendered and performed by Consultant
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during the term hereof, STREAMLOGIC CORPORATION shall pay to Consultant the sum of $150,000.00 for investment banking services. Payment shall be made in two installments; $75,000 payable on signing and the remaining $75,000 payable on January 15, 1997. STREAMLOGIC CORPORATION shall also reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for STREAMLOGIC CORPORATION upon presentation of statements setting forth in

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reasonable detail the amount of such expenses.  Consultant shall not incur any expense for any single item in excess of $500.00 except upon the prior approval of a representative of STREAMLOGIC CORPORATION.

3.  Available Time.  Consultant shall make available such time as it, in its
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sole discretion, shall deem appropriate for the performance of its obligation under this Agreement.

4.  Relationship.  Nothing herein shall constitute Consultant as an employee or
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agent of STREAMLOGIC CORPORATION, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit STREAMLOGIC CORPORATION in any manner whatsoever.

5.  Confidentiality of STREAMLOGIC CORPORATION Business Information.  Consultant
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acknowledges that in the course of the performance of its duties and as a necessary incident thereof, STREAMLOGIC CORPORATION may make available or impart to Consultant or Consultant's agents, servants or employees certain financial and business information concerning the business, affairs, plans and programs of STREAMLOGIC CORPORATION (the "Proprietary Information"). Consultant acknowledges that the Proprietary Information would not otherwise be made available to it but for its relationship to STREAMLOGIC CORPORATION and that such Proprietary Information would not otherwise be publicly available or obtainable. Consultant agrees that neither it nor its officers, employees or agents will, during the term of this Agreement or at any time thereafter, disclose or divulge or use, directly or indirectly, for its own benefit, any of the Proprietary Information. Consultant further agrees that it will not use any of the Proprietary Information in connection with the purchase or sale of any securities of STREAMLOGIC CORPORATION. The provisions of the is Paragraph 5 shall survive the termination of this Agreement.

6.  Indemnification by STREAMLOGIC CORPORATION as to Information Provided to
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Consultant.  STREAMLOGIC CORPORATION acknowledges that Consultant, in the
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performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by STREAMLOGIC CORPORATION's officers, directors, agents and/or employees. STREAMLOGIC CORPORATION therefore agrees to indemnify, hold harmless and defend Consultant, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by STREAMLOGIC CORPORATION to Consultant.

7.  Term and Termination.  This agreement shall be for one hundred fifty (150)
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day period commencing November 1, 1996 and terminating March 31, 1997.

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8.  Notices.  Any notice to be given by either party to the other hereunder
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shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

9.  Entire Agreement.  The within agreement contains the entire agreement and
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understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

10. Modification and Waiver.  This Agreement may not be altered or modified
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except by writing signed by each of the respective parties hereof.  No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

11. Law To Govern.  This Agreement has been negotiated and executed in the State
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of California and shall be governed by the laws of the State of California.

12. Non-Assignment.  This Agreement shall not be assigned by either party hereto
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except upon the prior written consent of the other.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                            CHRISS STREET & COMPANY


                                            By /s/ Chriss W. Street
                                               -----------------------
                                               Chriss W. Street
                                               President



                                            STREAMLOGIC CORPORATION


                                            By /s/ J. Larry Smart
                                               -----------------------
                                               J. Larry Smart
                                               President


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